Exhibit 10.4

PLEDGE AGREEMENT

made by

CCO Holdings, LLC

in favor of

Bank of America, N.A.,
as Collateral Agent

Dated as of March 6, 2007

TABLE OF CONTENTS
Page

SECTION I. DEFINED TERMS		1

Section 1.1	Definitions	1
Section 1.2	Other Definitional Provisions	3

SECTION 2. GRANT OF SECURITY INTEREST	3

Section 2.1	Collateral	3

SECTION 3. REPRESENTATIONS AND WARRANTIES		4

Section 3.1	Title; No Other Liens	4
Section 3.2	Perfected Liens	4
Section 3.3	Jurisdiction of Organization	4
Section 3.4	Pledged LLC Interests	4

SECTION 4. COVENANTS		5

Section 4.1	Maintenance of Perfect Security Interest; Further Documentation	5
Section 4.2	Changes in Locations, Name, etc	5
Section 4.3	Pledged LLC Interests	6

SECTION 5. PARI PASSU SECURED INDEBTEDNESS		6

Section 5.1	Additional Secured Obligations	6

SECTION 7. THE COLLATERAL AGENT	10

SECTION 8. MISCELLANEOUS	12

-i-

ANNEXES

Annex 1 Form of Issuer’s Acknowledgment and Consent
Annex 2 Form of Acknowledgement

-ii-

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of March 6, 2007, made by CCO Holdings, LLC, a Delaware limited liability company (the “Grantor”), in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Grantor, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto are concurrently with the execution hereof entering into the Credit Agreement (as amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”), dated as of the date hereof; and

WHEREAS, it is a condition precedent to the initial borrowings under the Credit Agreement that the Grantor enter into this Agreement in order to secure the Secured Obligations.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

SECTION 1.   DEFINED TERMS

1.1  Definitions

(a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the term Certificated Security is used herein as defined in the Applicable UCC.

(b)  The following terms shall have the following meanings:

“Acknowledgment”: as defined in Section 5.1.

“Agreement”: this Pledge Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Applicable UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Collateral”: as defined in Section 2.1.

“Event of Default”: as defined in the Credit Agreement and also including any “event of default” as defined in any Pari Passu Secured Indebtedness Document.

“Grantor”: as defined in the preamble.

“Insolvency Proceeding or Liquidation” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Grantor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Grantor or with respect to a material portion of its assets, (iii) any liquidation, dissolution, reorganization or winding up of the Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, and whether or not involving any judicial or other proceeding, or (iv) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Grantor.

“Intercreditor Agreement”: as defined in the Credit Agreement and also including any other intercreditor agreement entered into by the Collateral Agent in accordance with the terms of the Credit Agreement in order to subordinate the Lien securing the Secured Obligations to the Liens on the Collateral securing any other obligations of Grantor.

“Issuer”: Charter Communications Operating, LLC, a Delaware limited liability company.

“Pari Passu Representative” means, in the case of any Pari Passu Secured Indebtedness, the collateral agent, agent or representative of the holders of such Pari Passu Secured Indebtedness who maintains the transfer register for such Pari Passu Secured Indebtedness and is appointed as a collateral agent, agent or representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Pari Passu Secured Indebtedness, together with its successors in such capacity.

“Pari Passu Secured Indebtedness” means any Indebtedness (including pursuant to any Guarantee) which is designated as Pari Passu Secured Indebtedness in accordance with the procedures set forth in Section 5.1.

“Pari Passu Secured Indebtedness Documents” means any documents entered into in connection with the incurrence of Pari Passu Secured Indebtedness.

“Permitted Collateral Liens” as defined in Section 3.1.

“Pledged LLC Interests”: in each case, whether now existing or hereafter acquired, all of the Grantor’s right, title and interest in and to the Equity Interests of the Issuer, from time to time outstanding.

“Post-Petition Interest”means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding or Liquidation, whether or not allowed or allowable in any such Insolvency Proceeding or Liquidation.

“Prior Lien Indebtedness” means all Indebtedness that is secured by a Lien that is permitted to rank prior to the Lien of this Agreement pursuant to the terms of this Agreement.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged LLC Interests, collections thereon or distributions or payments with respect thereto.

“Secured Indebtedness Documents”: the collective reference to the Loan Documents and any Pari Passu Secured Indebtedness Documents.

“Secured Obligations”: the collective reference to all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under, and all fees expenses and other amounts (including costs and indemnification obligations) payable from time to time pursuant to (i) the Credit Agreement and the Loans (including any Incremental Loans), this Agreement and any other document made, delivered or given in connection with any of the foregoing and (ii) each other Pari Passu Secured Indebtedness Document and any loans, notes or other extensions of credit thereunder.

“Secured Parties”: the Administrative Agent, the Collateral Agent, the Lenders and any other holders of Secured Obligations.

1.2  Other Definitional Provisions

(a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section  references are to this Agreement unless otherwise specified.

(b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The term “including” means “including without limitation.”

(c)  References to any agreement shall be to such agreement as amended, amended and restated or otherwise modified from time to time.

SECTION 2.   GRANT OF SECURITY INTEREST

2.1  Collateral.

The Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations: all Pledged LLC Interests and all Proceeds thereof.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Credit Agreement, the Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

3.1  Title; No Other Liens.

Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others, except for Liens not prohibited by the Credit Agreement (“Permitted Collateral Liens”). No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and except for other filings with respect to Permitted Collateral Liens.

3.2  Perfected Liens.

Upon the filing of financing statements in proper form for filing in the office of the Secretary of State of Delaware, the security interest granted pursuant to this Agreement, (a) will constitute a valid perfected security interest in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations and (b) will be prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Collateral Liens.

3.3  Jurisdiction of Organization.

On the date hereof, the Grantor’s jurisdiction of organization is the State of Delaware. The Grantor has furnished to the Collateral Agent a certified certificate of formation and long-form good standing certificate from the State of Delaware as of a date which is recent to the date hereof.

3.4  Pledged LLC Interests.

(a)  The Pledged LLC Interests constitute all the issued and outstanding shares of all classes of the Equity Interests of the Issuer.

(b)  The Pledged LLC Interests have been duly and validly issued.

(c)  None of the Pledged LLC Interests constitutes a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.

(d)  The Grantor is the record and beneficial owner of the Pledged LLC Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement (subject to Permitted Collateral Liens).

SECTION 4.   COVENANTS

The Grantor covenants and agrees that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full or the relevant Collateral has been released in accordance with Section 8.13:

4.1  Maintenance of Perfected Security Interest; Further Documentation.

(a)  The Grantor shall take all reasonable and necessary actions to maintain the security interest created by this Agreement as a perfected security interest (subject to Permitted Collateral Liens) with the priority required by the Credit Agreement and shall defend such security interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Collateral Liens).

(b)  The Grantor will furnish to the Collateral Agent from time to time, as reasonably requested by the Collateral Agent, statements and schedules further identifying and describing the assets and property of the Grantor constituting, or intended to constitute Collateral.

(c)  At any time and from time to time, at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as may be necessary or as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

4.2  Changes in Locations, Name, etc.

The Grantor will not:

(a)  change its jurisdiction of organization from that referred to in Section 3.3; or

(b)  change its name to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading;

unless, within 30 days of the taking of any such actions, the Grantor delivers to the Collateral Agent notice of such change and all documents necessary to maintain the validity, perfection and priority of the security interests provided for herein.

4.3  Pledged LLC Interests.

(a)  If any Collateral shall be or become evidenced by a certificated security or if the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of the Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged LLC Interests, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties, and, with respect to any certificated security, deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Grantor to the Collateral Agent, together with an undated power covering such certificated security duly executed in blank by the Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided, that the Grantor shall not be required to deliver any such certificated security to the Collateral Agent to the extent such certificated security is required to be delivered to the representative for any holders of Prior Lien Indebtedness.

(b)  Without delivery of all certificates representing any equity interests in the Issuer to the extent required by clause (a) above, the Grantor will not, and will not permit the Issuer to, amend the Issuer’s certificate of formation or operating agreement to provide that any Equity Interests in the Issuer constitute a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.

(c)  The Grantor shall cause the Issuer to execute and deliver on the date hereof the Issuer’s Acknowledgment and Consent in the form of Annex 1 hereto.

(d)  Notwithstanding anything herein to the contrary, the Grantor shall be entitled to (i) receive, retain and dispose of, free of the Lien of this Agreement, in its absolute discretion the proceeds of all Restricted Payments and Investments received by the Grantor, and (ii) make Restricted Payments and Investments with its funds free of the Lien of this Agreement, and engage in other transactions in respect of its assets (including Collateral), in each case to the extent otherwise permissible under the Secured Indebtedness Documents, provided that (A) any distribution in respect of Collateral resulting from any Insolvency Proceeding or Liquidation shall be subject to Section 6.1(b), and (B) the proceeds of any sale or other disposition of the Equity Interests of the Issuer shall constitute Collateral hereunder.

SECTION 5.   PARI PASSU SECURED INDEBTEDNESS

5.1  Additional Secured Obligations.

The Grantor may from time to time designate additional Indebtedness as “Pari Passu Secured Indebtedness” for the purposes hereof by delivering to the Collateral Agent (i) an Officer’s Certificate that (A) identifies such Indebtedness and the material financial terms thereof, (B) states that the obligations thereunder are designated as “Pari Passu Secured

Indebtedness” for the purposes hereof and (C) states that such Indebtedness is permitted pursuant to the terms of the Secured Indebtedness Documents to be secured on a pari passu basis with the other Secured Obligations, and (ii) an acknowledgment from the holders of such Pari Passu Secured Indebtedness (or a Pari Passu Representative acting on their behalf) in the form of Annex 2 hereto (the “Acknowledgment”).

SECTION 6.   REMEDIAL PROVISIONS

6.1  Remedies.

(a)  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.1(b), the Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged LLC Interests and to exercise all voting and organizational rights with respect to the Pledged LLC Interests; provided, however, that no vote shall be cast or right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Secured Indebtedness Document.

(b)  Subject to any rights of holders of Prior Lien Indebtedness, if an Event of Default shall occur and be continuing and the Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged LLC Interests and make application thereof to the Secured Obligations in the order specified in Section 6.4, and (ii) any or all of the Pledged LLC Interests shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, organizational and other rights pertaining to such Pledged LLC Interests at any meeting of shareholders of the Issuer or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Issuer, or upon the exercise by the Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)  The Grantor hereby authorizes and instructs the Issuer to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that the Issuer shall be fully protected in so complying, and (ii) to the extent required by clause (b) above, pay any dividends or other payments with respect to the Pledged LLC Interests directly to the Collateral Agent.

6.2  Proceeds to be Turned Over to Collateral Agent. Subject to the rights of holders of Priority Lien Indebtedness, if an Event of Default shall occur and be continuing, following written notice from the Collateral Agent, all Proceeds of Collateral received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in an account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in any such account (or by the Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

6.3  Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Applicable UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or, to the extent permitted by law, private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.4  Application of Proceeds from Collateral. Subject to the rights of any holders of Prior Lien Indebtedness under the Applicable UCC or otherwise, the Collateral Agent shall apply any Collateral or Proceeds received following any exercise of remedies by the Collateral Agent or pursuant to any Insolvency of Liquidation Proceeding in the following order:

First: to the Collateral Agent, its agents and its attorneys for amounts due under Section 8.4 hereof or under any Secured Indebtedness Document;

Second: pro rata to the Administrative Agent and each Pari Passu Representatives (based on the amount of Secured Obligations outstanding under the Credit Agreement and the other Secured Indebtedness Documents) for application to the Secured Obligations in the manner provided in the Loan Documents and Pari Passu Indebtedness Documents, as applicable, until all Secured Obligations have been paid in full in cash or the cash amount held by the Administrative Agent and the Pari Passu Representatives in respect of all Secured Obligations is sufficient to pay all Secured Obligations in full in cash; and

Third: any surplus remaining after the payment or distribution in full of the cash or other property as described in the preceding clauses will be paid or distributed to the Grantor, its successors or assigns, or as a court of competent jurisdiction may direct.

To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder.

6.5  Deficiency.

The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency, to the extent such fees and disbursements are reimbursable under Section 8.4.

6.6  Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Secured Obligations may direct the time, method and place of conducting any proceeding for exercising any right or remedy available to the Collateral Agent under this Agreement. However, the Collateral Agent may refuse to follow any direction that conflicts with law or this Agreement or that the Collateral Agent determines may be prejudicial to the rights of any other holder of Secured Obligations or that may involve the Collateral Agent in personal liability. Prior to taking any action under this Agreement, the Collateral Agent shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 7.   THE COLLATERAL AGENT

7.1  Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)  The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments, in each case after prior notice to the Grantor, which may be necessary or desirable to accomplish the purposes of this Agreement and to cause performance or compliance, with any agreement of the Grantor contained herein, if the Grantor fails to perform or comply with any of its agreements contained herein.

(b)  The expenses of the Collateral Agent and its agents or attorneys incurred in connection with actions undertaken as provided in this Section 7.1 shall be payable by the Grantor to the Collateral Agent on demand.

(c)  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2  Duty of Collateral Agent.

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Applicable UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3  Financing Statements.

Pursuant to any applicable law, the Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as necessary to perfect the security interests of the Collateral Agent under this Agreement.

7.4  Authority of Collateral Agent.

The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5  Limitation on Duty of Collateral Agent in Respect of Collateral.

Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

The Collateral Agent shall not be responsible for the existence, genuineness or value of any of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

7.6  Reliance.

The Collateral Agent shall be entitled to act upon any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished under this Agreement or the other Secured Indebtedness Documents which it in good faith believes, and on its face appears to be genuine, and it shall be entitled to rely conclusively upon the due execution, validity and effectiveness, and the truth and acceptability, of any provisions contained therein. The Collateral Agent shall not have any responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to it under this Agreement or the Loan Documents or in connection with the transactions contemplated herein or therein.

7.7  Consultation with Counsel, Etc.

The Collateral Agent may consult with, and obtain advice from, legal counsel, accountants and other experts selected by it, in connection with the performance of its duties under this Agreement or the other Secured Indebtedness Documents and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the written opinion and advice of such counsel, accountants and other experts. The Collateral Agent shall not be responsible for the acts or omissions of any counsel, accountants and other experts selected by it with due care and in good faith and without gross negligence or willful misconduct.

7.8  Successor Collateral Agent.

The Collateral Agent may resign as Collateral Agent upon 30 days’ notice to the Lenders, each Pari Passu Representative and the Grantor. If the Collateral Agent shall resign as Collateral Agent under this Agreement, then the holders of a majority of Secured Obligations shall appoint from among the Lenders or the Pari Passu Representatives a successor agent for the Secured Parties, which successor agent shall (unless an Event of Default under Section 8(a), Section 8(b), Section 8(g) or Section 8(h) under the Credit Agreement (or any corresponding Event of Default under any other Secured Indebtedness Document) with respect to the Grantor shall have occurred and be continuing) be subject to approval by the Grantor (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of Secured Obligations. If no successor agent has accepted appointment as Collateral Agent by the date that is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Secured Parties shall assume and perform all of the duties of the Collateral Agent hereunder until such time, if any, as the holders of a majority of the Secured Obligations appoint a successor agent as provided for above. After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

SECTION 8.   MISCELLANEOUS

8.1  Amendments in Writing.

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except as provided in the Loan Documents and the Pari Passu Secured Indebtedness Documents.

8.2  Notices.

All notices, requests and demands hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any holder of Pari Passu Secured Indebtedness (other than the Lenders and the Collateral Agent) shall be addressed to such holder at its notice address set forth in the Acknowledgment.

8.3  No Waiver by Course of Conduct; Cumulative Remedies.

Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4  Enforcement Expenses; Indemnification.

(a)  The Grantor agrees to pay or reimburse the Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of one firm of counsel (together with any special and local counsel) to the Collateral Agent.

(b)  The Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral.

(c)  The Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Grantor would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d)  The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Secured Indebtedness Documents.

8.5  Successors and Assigns.

This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6  Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8.7  Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8  Section Headings.

The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9  Integration.

This Agreement and the other Secured Indebtedness Documents represent the agreement of the Grantor, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Secured Indebtedness Documents.

8.10  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.11  Submission to Jurisdiction; Waivers.

The Grantor hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Secured Indebtedness Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 10.2 of the Credit Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.12  Acknowledgments.

The Grantor hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Indebtedness Documents to which it is a party;

(b)  neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Secured Indebtedness Documents, and the relationship between the Grantor, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or by the other Secured Indebtedness Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantor and the Secured Parties.

8.13  Release.

(a)  At such time as the Loans and the other Secured Obligations (other than contingent indemnification obligations) shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor.

(b)  The Collateral shall also be released to the extent provided in Section 10.14 of the Credit Agreement and the applicable provisions of the Pari Passu Secured Indebtedness Documents.

(c)  In connection with any release of Collateral pursuant to clauses (a) or (b) above, the Collateral Agent, at the request and sole expense of the Grantor, shall execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

8.14  WAIVER OF JURY TRIAL.

THE GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15  Intercreditor Agreement.

This Agreement is subject to the terms of each Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the terms of any Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

CCH Operating, LLC, as Grantor

By: /s/ Eloise Schmitz
Name: Eloise Schmitz
Title: Senior Vice President - Strategic Planning

BANK OF AMERICA, N.A., as Collateral Agent

By: /s/ William A. Bowen, Jr.
Name: William A. Bowen, Jr.
Title: Managing Director

ANNEX 1

ISSUER’S ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement, dated as of March 6, 2007 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), made by CCO Holdings, LLC, a Delaware limited liability company for the benefit of Bank of America, N.A., as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.3(a) of the Agreement.

CHARTER COMMUNICATIONS OPERATING, LLC

By: /s/ Eloise Schmitz
Name: Eloise Schmitz
Title: Senior Vice President - Strategic Planning

Address for Notices:

c/o Charter Communications Holdings, LLC
12405 Powerscourt Drive
St. Louis, Missouri 63131
Attention: Senior Vice President, Strategic
Planning
Telecopy: (314) 965-6492
Telephone: (314) 543-2474
Email: eloise.schmitz@chartercom.com

And

Attention: General Counsel
Telecopy: (314) 965-8793
Telephone: (314) 543-2308
Email: grier.raclin@chartercom.com

ANNEX 2

[Form of Acknowledgment]

Bank of America, N.A., as Collateral Agent
Agency Management
Street Address: 901 Main Street
Mail Code: TX1-149-14-11
City, State ZIP Code: Dallas, Texas 75202-3714
Attention: Renita Cummings

Reference is made to the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of March 6, 2007 (the “Pledge Agreement”), made by CCO Holdings , LLC, a Delaware limited liability company (the “Grantor”), and Bank of America, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). By executing and delivering this acknowledgment the undersigned hereby (i) agrees to be bound by all the terms and provisions of the Pledge Agreement and to comply with such terms and provisions insofar as such terms and provisions are applicable to the undersigned and (ii) appoints the Collateral Agent as its collateral agent under the Pledge Agreement. Any notices under the Pledge Agreement can be sent to the undersigned at its address set forth below.

This acknowledgment shall be construed in accordance with and governed by the laws of the State of New York.

_____________________________________

Date:_____________

Address for Notices:

Acknowledged and agreed:

Bank of America, N.A., as Collateral Agent

By:  __________________________
Name:
Title: